Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 7, 1996, with respect to the consolidated financial statements of Minn-Dak Farmers Cooperative for the year ended August 31, 1996, in this Form 10-K (file number 33-94644).

November 25, 1996
Eide Helmeke PLLP
Fargo, North Dakota